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                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report included in this Form 8-K/A and to the incorporation by reference in this Form 8-K/A of our report dated June 8, 2000 included in Diamond Technology Partners, Incorporated's Form S-4/A File No. 333-47830. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                          /s/ Arthur Andersen

   Amsterdam, The Netherlands
   February 19, 2001